                                                                    EXHIBIT 99.4

                                URS CORPORATION

                               OFFER TO EXCHANGE
 11 1/2% SENIOR NOTES DUE 2009, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED, PURSUANT TO THE PROSPECTUS, DATED            , 200
                                      FOR
            ALL ISSUED AND OUTSTANDING 11 1/2% SENIOR NOTES DUE 2009

To Our Clients:

     Enclosed for your consideration is a prospectus, dated          , 200 (the
"Prospectus"), and related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of URS Corporation ("URS") to exchange up to $200,000,000 aggregate principal amount due at maturity of its 11 1/2% Senior Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of our issued and outstanding 11 1/2% Senior Notes due 2009 (the "Outstanding Notes"), issued on August 22, 2002 in an offering under Rule 144A of the Securities Act that was not registered under the Securities Act of 1933, as amended. The Exchange Offer is being extended to all holders of the Outstanding Notes in order to satisfy certain obligations of URS contained in the Registration Rights Agreement (as defined in the Prospectus). The New Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the New Notes.

     These materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 P.M., New York City time, on           , 200 , unless the Exchange Offer is
extended. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

     Your attention is directed to the following:

1.  The Exchange Offer is for any and all Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption "The Exchange Offer -- Conditions to the Exchange Offer."

3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to URS will be paid by URS, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

4.  The Exchange Offer expires at 5:00 P.M., New York City time, on           ,
    200 , unless the Exchange Offer is extended.

     If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by URS Corporation with respect to its Outstanding Notes.

     This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Outstanding Notes held by you for my account as indicated below:

     Aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned:

$ --------------------

[ ] TENDER $  ______________________ * AGGREGATE PRINCIPAL AMOUNT OF THE
    OUTSTANDING NOTES.



[ ] DO NOT TENDER ANY OF THE OUTSTANDING NOTES.

Signature(s): ------------------------------------------------------------------

Print Name(s)
here: --------------------------------------------------------------------------

Address: -----------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Area Code and Telephone
Number: ------------------------------------------------------------------------

Tax Identification or Social Security
Number: ------------------------------------------------------------------------

     None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.

---------------

* Unless otherwise indicated, it will be assumed that all of the Outstanding Notes listed are to be tendered.
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